UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 20, 2018

NorthWest Indiana Bancorp

(Exact name of registrant as specified in its charter)

Indiana	000-26128	35-1927981
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9204 Columbia Avenue

Munster, Indiana 46321

(Address of principal executive offices)

(219) 836-4400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 20, 2018, NorthWest Indiana Bancorp (“NWIN”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with First Personal Financial Corp., a Delaware corporation (“First Personal”). Pursuant to the Merger Agreement, First Personal will merge with and into NWIN, with NWIN as the surviving corporation (the “Merger”). At a time to be determined at or following the Merger, First Personal Bank, an Illinois state chartered commercial bank and wholly-owned subsidiary of First Personal (“First Personal Bank”), will merge with and into Peoples Bank SB, the wholly-owned Indiana state chartered savings bank subsidiary of NWIN (“Peoples Bank”), with Peoples Bank as the surviving bank. The Merger Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The boards of directors of each of NWIN and First Personal have approved the Merger and the Merger Agreement. Subject to the approval of the Merger by First Personal’s stockholders, regulatory approvals, and other customary closing conditions, the parties anticipate completing the Merger in the third quarter of 2018.

Upon completion of the Merger, each First Personal stockholder will have the right to receive fixed consideration of (i) 0.1246 shares of NWIN common stock, and (ii) $6.67 per share in cash for each share of First Personal’s common stock. Stockholders holding less than 100 shares of First Personal common stock will have the right to receive $12.12 in cash and no stock consideration for each share of First Personal common stock. Based on NWIN’s closing stock price of $42.80 as of February 20, 2018, the transaction has an implied valuation of approximately $15.60 million.

All of the members of the board of directors of First Personal and First Personal Bank, in their capacity as stockholders, have entered into a voting agreement pursuant to which they have agreed to vote their shares of First Personal common stock in favor of the approval and adoption of the Merger Agreement and the Merger. A copy of the voting agreement is attached to the Merger Agreement and is also included with this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference herein. In addition, pursuant to the Merger Agreement and subject to certain terms and conditions, the board of directors of First Personal has agreed to recommend the approval and adoption of the Merger Agreement and the Merger to the First Personal stockholders and will solicit proxies voting in favor of the Merger Agreement and Merger from First Personal’s stockholders.

The Merger Agreement contains representations, warranties, and covenants of First Personal and NWIN including, among others, covenants requiring First Personal (i) to conduct its business in the ordinary course during the period between the execution of the Merger Agreement and the effective time of the Merger or the earlier termination of the Merger Agreement, and (ii) to refrain from engaging in certain kinds of transactions during such period. In addition, First Personal has agreed not to solicit proposals relating to alternative business combination transactions or, subject to certain exceptions, enter into discussions or negotiations or provide confidential information in connection with any proposals for alternative business combinations.

The Merger Agreement also provides certain termination rights for both NWIN and First Personal, and further provides that upon termination of the Merger Agreement under certain circumstances, First Personal will be obligated to pay NWIN a termination fee of $630,000. Also, First Personal may terminate the Merger Agreement if, during the five business day period following the 15th business day prior to the scheduled closing date of the Merger, both (i) the volume weighted average of the daily closing sales prices of a share of NWIN common stock during the immediately preceding 15 consecutive trading days is less than $35.00, and (ii) NWIN’s share price declines by an amount that is at least 20% greater than the corresponding price decline in the SNL Small Cap U.S. Bank and Thrift Index.

As referenced above, the consummation of the Merger is subject to various conditions, including (i) receipt of the requisite approval of the Merger Agreement and Merger by the stockholders of First Personal, (ii) receipt of all required regulatory approvals, (iii) the absence of any law or order prohibiting the closing of the Merger, (iv) the effectiveness of the registration statement to be filed by NWIN with the Securities and Exchange Commission (the “SEC”) with respect to the NWIN common stock to be issued in the Merger, (v) the redemption or conversion of all outstanding First Personal convertible debt and preferred stock into shares of First Personal common stock, and (vi) First Personal’s consolidated stockholders’ equity as of the end of the month prior to the effective time of the Merger, after certain adjustments, must not be less than $11.25 million. In addition, each party’s obligation to consummate the Merger is subject to certain other conditions, including the accuracy of the representations and warranties of the other party and compliance of the other party with its covenants.

Randall R. Schwartz, the Chief Executive Officer of First Personal and First Personal Bank, will enter into an employment agreement with Peoples Bank at closing. Mr. Schwartz will be employed as the Chicagoland Market President of Peoples Bank and also will be appointed to the Peoples Bank Advisory Board serving the Chicagoland market.

The foregoing description of the Merger Agreement and the Voting Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement and the Voting Agreement, which are filed as Exhibits 2.1 and 10.1, respectively, and incorporated by reference.

Cautionary Statement Regarding Representations and Warranties

The representations, warranties, and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, and are subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Item 7.01 Regulation FD Disclosure.

In connection with the execution of the Merger Agreement discussed in Item 1.01 above, NWIN and First Personal issued a joint press release. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Forward-Looking Statements

This Current Report on Form 8-K may contain forward-looking statements regarding the financial performance, business prospects, growth and operating strategies of NWIN and First Personal. For these statements, each of NWIN and First Personal claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this communication should be considered in conjunction with the other information available about NWIN and First Personal, including the information in the filings NWIN makes with the SEC. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. Forward-looking statements are typically identified by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance.

Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include: ability to obtain regulatory approvals and meet other closing conditions to the Merger, including approval by First Personal’s stockholders; delay in closing the Merger; difficulties and delays in integrating NWIN’s and First Personal’s businesses or fully realizing cost savings and other benefits; business disruption following the Merger; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of NWIN’s and First Personal’s products and services; customer borrowing, repayment, investment, and deposit practices; customer disintermediation; the introduction, withdrawal, success, and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions, and divestitures; economic conditions; and the impact, extent, and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms.

Important Additional Information for Shareholders and Where to Find It

In connection with the proposed Merger, NWIN will file with the SEC a Registration Statement on Form S-4 that will include a Proxy Statement of First Personal Financial Corp. and a Prospectus of NWIN (the “Proxy Statement/Prospectus”), as well as other relevant documents concerning the proposed transaction. SHAREHOLDERS AND INVESTORS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

The Proxy Statement/Prospectus and other relevant materials (when they become available), and any other documents NWIN has filed with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain copies of the documents NWIN has filed with the SEC, free of charge, from NWIN at www.ibankpeoples.com under the tab “Investor Relations – SEC Filings.” Alternatively, these documents, when available, can be obtained free of charge from NWIN upon written request to NorthWest Indiana Bancorp, Attn: Shareholder Services, 9204 Columbia Avenue, Munster, Indiana 46321, or by calling (219) 853-7575, and from First Personal upon written request to First Personal Financial Corp., Attn: Randall R. Schwartz, 14701 Ravinia Avenue, Orland Park, Illinois 60462, or by calling (708) 226-2727. The information available through NWIN’s website is not and shall not be deemed part of this Current Report on Form 8-K or incorporated by reference into other filings NWIN makes with the SEC.

NWIN and First Personal and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of First Personal in connection with the proposed Merger. Information about the directors and executive officers of NWIN is set forth in NWIN’s Annual Report on Form 10-K filed with the SEC on February 27, 2017, and in the proxy statement for NWIN’s 2017 annual meeting of shareholders, as filed with the SEC on Schedule 14A on March 13, 2017. Additional information regarding the interests of these participants and any other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the proposed Merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being furnished with this Current Report on Form 8-K.

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and among NorthWest Indiana Bancorp and First Personal Financial Corp. dated February 20, 2018.

10.1	Voting Agreement dated February 20, 2018.

99.1	Joint Press Release issued on February 21, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthWest Indiana Bancorp

Date: February 21, 2018	By:	/s/ Robert T. Lowry
Printed Name: Robert T. Lowry
		Title:	Executive Vice President, Chief Financial Officer and Treasurer